Exhibit 10.18

THIRD AMENDMENT TO

REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT

This Third Amendment to Revolving Credit, Term Loan, and Security Agreement (the “Amendment”) is made this 7th day of February, 2019 by and among VITAL FARMS, INC., a corporation organized under the laws of the State of Delaware (“Vital Farms”), VITAL FARMS OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Missouri (“Vital Farms Missouri”), VITAL FARMS, LLC, a limited liability company organized under the laws of the State of Montana (“Vital Farms Montana”), SAGEBRUSH FOODSERVICE, LLC, a limited liability company organized under the laws of the State of Delaware (“Sagebrush”), BARN DOOR FARMS, LLC, a limited liability company organized under the laws of the State of Delaware (“Barn Door”), BACKYARD EGGS, LLC, a limited liability company organized under the laws of the State of Delaware (“Backyard”, and together with Vital Farms, Vital Farms Missouri, Vital Farms Montana, Sagebrush, Barn Door and each Person joined as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party (collectively, the “Lenders” and each individually, a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.    On October 4, 2017, Borrowers, Lenders, and Agent entered into a certain Revolving Credit, Term Loan, and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.    An Event of Default has occurred under the Loan Agreement as a result of the failure of Borrowers to contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount less than $1,000,000 for the fiscal year ended December 31, 2018 as required under Section 7.6 of the Loan Agreement (the “Existing Event of Default”).

C.    Borrowers have informed Agent and Lenders that Vital Farms intends to make loans (collectively, the “Shareholder Loans”) to Matthew O’Hayer and Jason Jones in an amount not to exceed $3,200,000 and $800,000, respectively.

D.    The Borrowers have requested and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to (i) waive the Existing Event of Default, (ii) consent to the Shareholder Loans, and (iii) modify certain definitions, terms and conditions in the Loan Agreement.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.    Waiver of Existing Event of Default. Subject to the terms and conditions contained herein, upon the effectiveness of this Amendment, Agent and Lenders hereby waive the Existing Event of Default; provided, however that such waiver shall in no way constitute a waiver of any other Defaults or Events of Default which may have occurred but which are not specifically referenced as the Existing Event of Default, nor shall this waiver obligate Agent or Lenders to provide any further waiver of any other Default or Event of Default (whether similar or dissimilar, including any further Default or Event of Default resulting from a failure to comply with the terms of the Loan Agreement). Other than in respect of the Existing Event of Default, this waiver shall not preclude the future exercise of any right, power, or privilege available to Agent or Lenders whether under the Loan Agreement, the Other Documents or otherwise. Agent and Lenders have not been advised by the Borrowers of the existence of, and is not otherwise aware of, any Defaults or Events of Default other than the Existing Event of Default, and the Borrowers have represented to Agent and Lenders that no Default or Event of Default, other than the Existing Event of Default, has occurred and is continuing under any of the Loan Documents.

2.    Consent. Notwithstanding anything contained in Sections 7.4, 7.5 or 7.10 of the Loan Agreement, or elsewhere in the Credit Agreement or the Other Documents, Agent and Lenders hereby consent to the Shareholder Loans. The foregoing consent shall be effective only as to the Shareholder Loans. This consent shall not be deemed a consent to the breach by any Borrower of any covenants or agreements contained in the Loan Agreement or any of the Other Documents with respect to any other transaction or matter. Each Borrower agrees that the set forth in this paragraph shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to any waiver or modification of, or a departure from the requirements of, any other term or condition of the Loan Agreement or any of the Other Documents, or (ii) to prejudice any right or remedy that Agent or any Lender may now have or may in the future have under or in connection with the Loan Agreement or any of the Other Documents other than with respect to the matters for which the consent in this paragraph has been provided. This consent shall not be construed as establishing a course of conduct on the part of Agent or any Lender upon which a Borrower may rely at any time in the future. Each Borrower expressly waives any right to assert any claim to such effect at any time

3.    Amendments to Loan Agreement. Upon the effectiveness of this Amendment, the Loan Agreement shall be amended as follows:

(a)    New Definitions. The following definitions shall be added to Section 1.2 of the Loan Agreement in the appropriate alphabetical order:

“Beneficial Owner” shall mean, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Certificate of Beneficial Ownership” shall mean, for each Borrower, a certificate in form and substance acceptable to Agent (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.

“Second Amendment Date” shall mean February 7, 2019.

(b)    Definitions. The following definitions contained in Section 1.2 of the Loan Agreement shall be amended and restated in their entirety as follows:

“Applicable Margin” shall mean, as of the Second Amendment Date, (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, one percent (1.00%), (b) with respect to Revolving Advances that are LIBOR Rate Loans, two percent (2.00%), (c) with respect to Term Loans and Equipment Loans that are Domestic Rate Loans, one and three quarters of one percent (1.75%) and (d) with respect to Term Loans and Equipment Loans that are LIBOR Rate Loans, two and three quarters of one percent (2.75%).

“Maximum Equipment Loan Amount” shall mean $1,500,000.

“Maximum Loan Amount” shall mean $16,200,000.

(c)    Certificate of Beneficial Ownership. Article V of the Loan Agreement shall be amended by adding a new Section 5.27 as follows:

5.27    Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Borrower on or prior to the Second Amendment Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Other Documents.

(d)    Certificate of Beneficial Ownership and Other Additional Information. Article VI of the Loan Agreement shall be amended by adding a new Section 6.16 as follows:

6.16    Certificate of Beneficial Ownership and Other Additional Information. Provide to Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.

(e)    Capital Expenditures. Section 7.6 of the Loan Agreement shall be amended and restated in its entirety as follows:

7.6    Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of $3,500,000, provided that such limitation shall not apply to Capital Expenditures financed solely with the proceeds of Equipment Loans

(f)    Schedules. Section 9.2 of the Loan Agreement shall be amended and restated in its entirety as follows:

9.2    Schedules. Deliver to Agent (i) on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, and (c) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), (ii) if Undrawn Availability is less than $2,500,000 at any time, on or before Tuesday of each week, a sales report / roll forward for the prior week and (iii) if Undrawn Availability is less than $2,500,000 at any time, on or before Tuesday of every other week, an Inventory report for the prior two weeks. In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may reasonably request including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder, provided that, absent the occurrence and continuance of an Event of Default, Agent will not contact any obligor under any Receivable without providing Borrowing Agent at least one (1) Business Days’ advance notice. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

4.	Representations and Warranties. Each Borrower hereby:

(a)    reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which related exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b)    reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)    represents and warrants that after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)    represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)    represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

5.    Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a)    Agent shall have received this Amendment fully executed by Borrowers; and

(b)    Agent shall have received fully executed copies of the notes evidencing the Shareholder Loans and collateral assignments thereof;

(c)    Agent and each Lender shall have received, in form and substance acceptable to Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(d)    Agent shall have received a non-refundable amendment fee in the amount of $37,000 which shall be fully earned as of the date hereof; and

(e)    Execution and/or delivery of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof.

6.    Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

7.    Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

8.    Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

9.    Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on February 5, 2019, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $0 due on account of Revolving Advances and $3,804,761.92 due on account of the Term Loan, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

10.	Miscellaneous.

(a)    Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)    Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)    Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)    Governing Law. This Amendment shall, in accordance with Section 5- 1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e)    Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

VITAL FARMS, INC.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

VITAL FARMS OF MISSOURI, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

VITAL FARMS, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

SAGEBRUSH FOODSERVICE, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

BARN DOOR FARMS, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT]

BACKYARD EGGS, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT]

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION,
As Agent and Lender

By:	/s/ Lauren Wagner
Name:	Lauren Wagner
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT]